Exhibit 99.1
Contacts
Media
Ted Lowen, Engelhard Corp.
732-205-6360

Investor Relations
Gavin A. Bell, Engelhard Corp.
732-205-6313
Ref. #C1430
         or
Dan Katcher / Eden Abrahams
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Engelhard Corporation
101 Wood Avenue,
P.O. Box 770
For immediate release                                                                                                                      Iselin, NJ 08830

Engelhard Increases Prices For Alumina-Based Technologies

ISELIN, NJ, March 1, 2006—Engelhard Corporation (NYSE:EC) announced today it is raising prices worldwide for its alumina-based products, which are used in purification and dehydration applications, by 10% -13%, depending on the product. The price increases will be effective on all orders received after April 2, 2006. "These price increases are necessary due to the dramatic increase in raw material, energy and transportation costs," said Richard Gay, Engelhard’s global sales and marketing manager for separation systems. "They will also partially offset our increased investment in research and development and manufacturing capacity to meet rising customer demand for alumina-based technologies."

Engelhard’s alumina-based technologies include adsorbents and catalysts that remove water and undesirable contaminants from industrial gases, fuels, petrochemicals and other process streams. The products are part of the company’s purification adsorbents offering that make up Engelhard’s separation systems portfolio.  Engelhard Corporation is a surface and materials science company that develops technologies to improve customers' products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

Forward-Looking Statements. This document contains forward-looking statements. There are a number of factors that could cause Engelhard’s actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors and the key assumptions underlying these forward-

looking statements, please refer to “Forward-Looking Statements” (excluding the first and last sentence thereof) on page 31 of Engelhard’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, dated November 8, 2005, and Exhibit (a)(11) to Amendment No. 2 to the Company’s Schedule 14D-9 (Investor Presentation entitled “Engelhard Response to BASF Offer”) (excluding the last paragraph of page 33 thereof), filed on February 2, 2006.

Additional Information and Where To Find It. This announcement does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of Engelhard. In connection with the proposed transaction, BASF filed a Tender Offer Statement on Schedule TO on January 9, 2006, which has been amended (the "Tender Offer Statement"). Engelhard has filed certain materials with the SEC, including a Solicitation/Recommendation Statement on Schedule 14D-9, which has been amended (the "Schedule 14D-9"). Engelhard plans to file with the SEC and mail to its shareholders a Proxy Statement on Form 14A relating to the 2006 annual meeting of shareholders and the election of directors (the "2006 Proxy Statement"). Information regarding the names of Engelhard's directors and executive officers and their respective interests in Engelhard by security holdings or otherwise is set forth in Engelhard's Proxy Statement relating to the 2005 annual meeting of shareholders ("2005 Proxy Statement"). Additional information regarding the interests of such potential participants will be included in the 2006 Proxy Statement and other relevant documents to be filed with the SEC in connection with Engelhard's 2006 annual meeting of stockholders that will be filed with the SEC.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Tender Offer Statement, Schedule 14D-9, 2005 Proxy Statement, 2006 Proxy Statement (when it is filed and becomes available) and other documents filed by Engelhard or BASF with the SEC at the SEC's website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of each of the Schedule 14D-9, 2005 Proxy Statement and 2006 Proxy Statement (when it is filed and becomes available), as well as Engelhard's related filings with the SEC, from Engelhard by directing a request to Engelhard Corporation, 101 Wood Avenue, Iselin, New Jersey 08830, Attention: Investor Relations or 732-205-5000.

Copies of Engelhard's letter to stockholders and Schedule 14D-9 may also be obtained from MacKenzie Partners, Inc. by calling 1-800-322-2885 toll free or at 1-212-929-5500 collect or by email at Engelhard@mackenziepartners.com.

SOURCE: Engelhard Corporation

Engelhard Corp.
Media
Ted Lowen, 732-205-6360
or
Investor Relations
Gavin A. Bell, 732-205-6313
Ref. #C1435
or
Joele Frank, Wilkinson Brimmer Katcher
Dan Katcher / Eden Abrahams
212-355-4449